EXHIBIT 99.3


             INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER
                                       OF
                      FLOATING RATE NOTES DUE JUNE 15, 2011
                      AND 7.75% NOTES DUE JUNE 15, 2011 OF
                     ABITIBI-CONSOLIDATED COMPANY OF CANADA

To Registered Holder:

         The undersigned hereby acknowledges receipt of the Prospectus dated July 29, 2004 (the "Prospectus") of Abitibi-Consolidated Company of Canada ("Abitibi-Consolidated"), and the accompanying letter of transmittal, that together constitute Abitibi-Consolidated's offer (the "Exchange Offer") to exchange $US1,000 in stated amount at maturity of a new series of Floating Rate Notes due June 15, 2011 and 7.75% Notes due June 15, 2011 that have been registered under the Securities Act of 1933, as amended, (the "New Notes") of Abitibi-Consolidated for each $US1,000 in stated amount at maturity of outstanding Floating Rate Notes due June 15, 2011 and 7.75% Notes due June 15, 2011 (the "Old Notes") of Abitibi-Consolidated tendered and accepted. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

         This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned. The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

         $          of Floating Rate Notes due June 15, 2011

         $          of 7.75% Notes due June 15, 2011.

         With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

         |_| To TENDER the following Old Notes held by you for the account of the undersigned (insert stated amount at maturity of Old Notes to be tendered (if any)):

         $          of Floating Rate Notes due June 15, 2011

         $          of 7.75% Notes due June 15, 2011.

         |_| NOT to TENDER any Old Notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, (ii) the undersigned has no arrangement or understanding with


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any person to participate in the distribution of such New Notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, the undersigned is not engaged in and does not intend to participate in the distribution of such New Notes and (iv) the undersigned is not an "affiliate" of Abitibi-Consolidated within the meaning of Rule 405 under the Securities Act, or, if the undersigned is an "affiliate," that the undersigned may not rely on the applicable interpretations of the staff of the U.S. Securities and Exchange Commission set forth in no-action letters described under "The Exchange Offer -- Resale of the New Notes" in the Prospectus and will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an "affiliate" of Abitibi-Consolidated within the meaning of Rule 405 under the Securities Act) that will receive New Notes for its own account in exchange for Old Notes, it represents that such Old Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


                                    SIGN HERE


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                   Name of beneficial owner(s) (please print):


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                                  Signature(s):


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                                    Address:


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                                Telephone Number:


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               Taxpayer identification or Social Security Number:


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                                      Date:


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